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                                                                    Exhibit 21.1


                              LIST OF SUBSIDIARIES


    NAME OF SUBSIDIARY                           STATE OF INCORPORATION
    ------------------                           ----------------------
Birch Pond Realty Corporation                          Delaware

   J. Jill Direct, Inc.                              Massachusetts

 QT Services Group, Inc.                             Massachusetts

The Birch Pond Group, Inc.                           Massachusetts